Exhibit 10.24

WAIVER AND RIGHTS AGREEMENT

This Waiver and Rights Agreement, dated as of August 14, 2024 (this “Agreement”), is entered into by and among DarkPulse, Inc. (“Company”) and the Investor identified on the signature page hereto (the “Investor”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the EFA (defined below).

RECITALS

WHEREAS, as of August 14, 2024, Company issued an aggregate of approximately 271,971,823 Shares (the “Shares”) on April 28, 2023, June 13, 2023, June 26, 2023, July 3, 2023, July 10, 2023, and August 14, 2024, respectively, pursuant to the Third Amended Equity Financing Agreement dated August 14, 2024 (the “EFA”) to the Investor;

WHEREAS, the terms of the EFA provide that the Company register with the Commission for resale the shares issued pursuant to the EFA and;

WHEREAS, pursuant to the EFA and the Registration Rights Agreement, the Company was required to file a registration statement for the Shares and to keep the registration statement effective while the Investor owns any Shares; and

WHEREAS, the Company desires a waiver from the Investor, and to cure said breach/default;

WHEREAS, in consideration of the waiver from the Investor and cure of said breach/default, the Company desires to grant to the Investor the Rights, as defined herein; and

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Waiver. The Investor hereby agrees that in lieu of any liquidated damages payable to the Investor which have accrued up to and including the date hereof, the Investor will accept as full and final payment of any obligation due by Company to the Investor, the Shares, as defined herein.

2. General. The Company grants to the Investor the rights (the “Rights”) to receive 962,489,983 shares of Common Stock (the “Shares,” or the “Securities”). The Company and the Investor hereby agree that no additional consideration is payable in connection with the issuance of the Rights or the exercise of the Rights.

3. Exercise of Right of Issuance of Shares. Subject to the terms hereof, the exercise of the Rights may be made, in whole or in part, at any time or times on or after the date hereof by delivery to the Company of a duly executed PDF copy of a Notice of Issuance in the form annexed hereto as Exhibit A (each, a “Notice of Issuance”, and the corresponding date thereof, the “Exercise Date”). Partial exercises of the Rights resulting in issuances of a portion of the total number of Shares available thereunder shall have the effect of lowering the outstanding number of Shares issuable thereunder in an amount equal to the applicable number of Shares issued. Investor and the Company shall maintain records showing the number of Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance within one (1) Trading Day (as defined below) of receipt of such notice. Investor acknowledges and agrees that, by reason of the provisions of this Section, following each exercise of the Rights issued hereunder and the issuance of a portion of the Shares pursuant thereto, the number of Shares available for issuance pursuant to the Rights issued hereunder at any given time may be less than the amount stated herein. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

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4. Delivery of Shares. The Shares issued hereunder shall be transmitted by the Company’s transfer agent (the “Transfer Agent”) to Investor by crediting the account of Investor’s prime broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Shares to or resale of the Shares by Investor or (B) the Shares are eligible for resale by Investor without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by Investor in the Notice of Issuance by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Deadline”). The Shares shall be deemed to have been issued, and Investor or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares for all purposes, as of the date the Rights have been exercised.

5. Charges, Taxes and Expenses. Issuance of Shares shall be made without charge to Investor for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of Investor. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.

6. Authorized Shares. The Company covenants that, during the period the Rights are outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Shares upon the exercise of the Rights. The Company further covenants that its issuance of the Rights shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates, if any, for the Shares upon the due exercise of the Rights. The Company will take all such reasonable action as may be necessary to assure that such Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Markets or any of the following other markets or exchanges on which the Common Stock is then listed or quoted for trading: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing) or a principal quotation system (i.e., OTCQX, OTCQB, OTC Pink). The Company covenants that all Shares which may be issued upon the exercise of the Rights represented by this Agreement will, upon exercise of the Rights, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes and all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

7. Impairment. Except and to the extent as waived or consented to by Investor, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Investor as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of the Rights and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement.

8. Authorizations. Before taking any action which would result in an adjustment in the number of Shares for which the Rights provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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9. Limitations on Exercise. The Company shall not effect the exercise of any Rights, and Investor shall not have the right to exercise any portion of any Rights pursuant to the terms and conditions of this Agreement and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, Investor together with Investor’s Affiliates (as defined below), and any other Persons (as defined below) acting as a group together with Investor or any of Investor’s Affiliates (such Persons, “Attribution Parties”) collectively would beneficially own in excess of 4.99% (the “Beneficial Ownership Limitation”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by Investor and the other Attribution Parties shall include the number of shares of Common Stock beneficially owned by Investor and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the Rights issued hereunder with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of the Rights beneficially owned by Investor or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by Investor or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of determining the number of outstanding shares of Common Stock Investor may acquire upon the exercise of the Rights without exceeding the Beneficial Ownership Limitation, Investor may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Issuance from Investor at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify Investor in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Issuance would otherwise cause Investor’s beneficial ownership, as determined pursuant to this Section, to exceed the Beneficial Ownership Limitation, Investor must notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such Notice of Issuance. For any reason at any time, upon the written (which may be an e-mail) request of Investor, the Company shall within one (1) Business Day confirm orally and in writing (which may be an e-mail) to Investor the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Rights, by Investor and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to Investor upon exercise of the Rights results in Investor and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which Investor’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and Investor shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, Investor may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 4.99% as specified in such notice; provided that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty- first (61st) day after such notice is delivered to the Company. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Rights hereunder in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by Investor for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise any Rights pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of Rights. For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership (general or limited), a joint venture, a corporation, a trust, an unincorporated organization, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof and (y) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

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10. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Rights, pursuant to the terms hereof.

11. Stock Dividends and Splits. If the Company, at any time while the Rights exist: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Shares issuable upon exercise of the Rights shall be proportionately adjusted. Any adjustment made pursuant to this Section shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to Investor of the termination of such proposed declaration or distribution as to any unexercised portion of the Rights at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

12. No Rights as Stockholder Until Exercise. Each Right does not entitle Investor to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

13. Transferability. Subject to compliance with any applicable securities laws, the Rights and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon written assignment in the form reasonably agreed to by the Company and Investor duly executed by Investor or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Agreement delivered to the principal office of the Company or its designated agent. Upon such assignment and, if required, such payment, the Company shall enter into a new agreement with the assignee or assignees, as applicable, and this Agreement shall promptly be cancelled. Any Right, if properly assigned in accordance herewith, may be exercised by such assignee for the issue of Shares without having a new agreement executed.

14. Registration Rights. On or prior to the thirtieth (30th) calendar day following the date hereof, the Company will file a registration statement on Form S-1 (or an amendment to an existing S-1) covering the resale of all of the Shares that are not then registered on an effective Registration Statement. The Company shall use its best efforts to cause such registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its best efforts to keep such registration statement continuously effective under the Securities Act until the date that all Shares covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Investor.

15. Effect of this Waiver. This Agreement shall only be deemed to be in full force and effect from and after both the execution of this Agreement by the parties hereto and the execution of an agreement substantially identical to this Agreement by the Company and the Investor.

16. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, written or oral, with respect to such matters, which the parties acknowledge have been merged into the Agreement.

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17. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Nevada. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

18. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement as of the date first written above.

COMPANY:

DarkPulse, Inc.

By:	/s/ Dennis O’Leary
Name: Dennis O’Leary
Title: CEO

[Signature Page to Waiver Agreement]

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INVESTOR:

GHS Investments, LLC

By:	/s/ Mark Grober
Name: Mark Grober
Title: Member

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EXHIBIT A

NOTICE OF ISSUANCE

The undersigned holder hereby exercises the rights (the “Rights”) to receive ___________________ of the shares of Common Stock (the “Shares”) of DarkPulse, Inc., a Delaware corporation (the “Company”), established pursuant to that certain Waiver and Rights Agreement, dated August 14, 2024 (the “Agreement”), by and between the Company and GHS Investments LLC (“Investor”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement.

The Company shall deliver to Investor, or its designee or agent as specified below, ___________________Shares in accordance with the terms of the Rights. Delivery shall be made to Investor, or for its benefit, as follows:

☐  Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐  Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: _________________________ ,

Name of Registered Holder

By:
Name:
Title:

Tax ID:

Facsimile:

E-mail Address: ___________________________

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